Exhibit 23



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

ILLINOIS CENTRAL CORPORATION

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 1996, (except with respect to the matter discussed in Note 18, as to which the date is February 29,1996) included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, into Illinois Central Corporation's previously filed Form S-8 Registration Statements File Nos. 33-41052, 33-51924, 33-54709, 33-57757 and 33-61095.



                                                   /s/ ARTHUR ANDERSEN LLP
                                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
March 11, 1996